EXHIBIT 24.1

STERIS PLC

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of STERIS plc, a public limited company organized under the laws or Ireland (the “Registrant”), hereby constitutes and appoints Dr. Moshen M. Sohi, Walter M Rosebrough, Jr., Daniel A. Carestio, Michael J. Tokich, J. Adam Zangerle and Karen Burton, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, and issuance of shares of the Registrant’s ordinary shares, $0.001 par value per share, pursuant to the Cantel Medical Corp. 2020 Equity Incentive Plan or the Cantel Medical Corp. 2016 Equity Incentive Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of June 2021:

/s/ Walter M Rosebrough Jr.	/s/ Michael J. Tokich
Walter M Rosebrough, Jr.	Michael J. Tokich
President and Chief Executive Officer, Director	Senior Vice President and Chief Financial Officer

/s/ Karen L. Burton	/s/ Dr. Mohsen M. Sohi
Karen L. Burton	Dr. Mohsen M. Sohi
Vice President, Controller and Chief Accounting Officer	Chairman of the Board

/s/ Richard C. Breeden	/s/ Daniel A. Carestio
Richard C. Breeden	Daniel A. Carestio
Director	Director

/s/ Cynthia L. Feldmann	/s/ Christopher Holland
Cynthia L. Feldmann	Christopher Holland
Director	Director

/s/ Dr. Jacqueline B. Kosecoff	/s/ David B. Lewis
Dr. Jacqueline B. Kosecoff	David B. Lewis
Director	Director

/s/ Paul E. Martin	/s/ Dr. Nirav R. Shah
Paul E. Martin	Dr. Nirav R. Shah
Director	Director

/s/ Dr. Richard M. Steeves
Dr. Richard M. Steeves
Director